Exhibit 23.1
Consent of McGladrey & Pullen, LLP
To the Board of Directors
Sturm, Ruger & Company, Inc.
Southport, Connecticut
We consent to the incorporation by reference in the Registration Statements (Nos. 333-84677 and 333-53234) on Form S-8 of Sturm, Ruger & Company, Inc. (the “Company”) of our reports dated March 2, 2007 relating to our audits of the financial statements and internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sturm, Ruger & Company, Inc. for the year ended December 31, 2006.
/s/ McGladrey & Pullen, LLP
Stamford, Connecticut
March 2, 2007

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